                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated February 9, 2001, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Xybernaut Corporation (the Company) on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of the Company on Forms S-3 (File No. 333-68859, effective January 25, 1999, File No. 333-33940, effective April 25, 2000, File No. 333-40996, effective August 4, 2000, and File No. 333-51974, effective January 12, 2001) and on Form S-8 (File No. 333-94463, effective January 12, 2000).

/s/ Grant Thornton, LLP

Vienna, Virginia
February 9, 2001